AMENDED AND RESTATED
                           TRADEMARK LICENSE AGREEMENT

                  THIS IS AN AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT made as of this 31st day of October, 1998 (the "Agreement") by and between LEVI STRAUSS & CO., a Delaware corporation, with its principal office at Levi's Plaza, 1155 Battery Street, San Francisco, California 94111 (the "LICENSOR") and DESIGNS, INC., a Delaware corporation, with its principal office at 66 B Street, Needham, Massachusetts 02494 (the "LICENSEE").

                  WHEREAS, LICENSOR has, since 1850, been a major producer of apparel and related products in the United States and elsewhere and owns certain valuable trademarks in the United States; and

                  WHEREAS, LICENSEE is the owner of certain retail outlet stores operating under the "Levi's Outlet by Designs" and "Dockers Outlet by Designs" names through which it sells exclusively closeouts, seconds and irregular apparel and related products which have been manufactured by LICENSOR or by third parties under license from and/or on behalf of LICENSOR; and

                  WHEREAS, LICENSEE has been selling such products in such stores subject to a Trademark License Agreement, dated November 15, 1996, which agreement has been amended by a First Amendment to Trademark License Agreement dated September 30, 1998 (as amended, the "1996 Agreement"); and

                  WHEREAS, LICENSEE on September 30, 1998 acquired from a subsidiary of LICENSOR 16 "Dockers Outlet" outlet stores selling predominantly Dockers(R) products and nine "Levi's Outlet" outlet stores selling predominantly Levi's(R) products (collectively, the "Acquired Stores");

                  WHEREAS, LICENSEE on October 31, 1998 acquired by distribution from a partnership owned by subsidiaries of LICENSEE and LICENSOR eleven "Levi's Outlet" stores selling predominantly Levi's(R) products (collectively, the "JV Stores");

                  WHEREAS, the parties now wish to amend and restate the 1996 Agreement to reflect the acquisition of the Acquired Stores and the JV Stores and certain other matters, and to set forth their written agreement on the terms of the license for all of LICENSEE'S existing and future outlet stores operating under the "Levi's Outlet by Designs" name and the "Dockers Outlet by Designs" name;

                  NOW, THEREFORE, for good and valuable consideration, including without limitation the mutual promises set forth below, the parties agree as follows:

                  1.     Grant of License

                         (a)  LICENSOR grants to LICENSEE, subject to
Section 1(i) of this Agreement, an exclusive, royalty-free license to use the Levi's(R) "Housemark" trademark in the form shown in Exhibit A, which has been registered in the United States Patent and Trademark Office having Registration Numbers 849437; 1122468; 1041846 and 1155926, respectively, and any other form of such trademarks or other trademarks later specified by LICENSOR, and any subsequent registrations thereof (the "L LICENSED MARKS"), in combination with "Outlet by DESIGNS" as shown in Exhibit B within the territory described in Exhibit C (the "TERRITORY"), in connection with the sale of closeouts, seconds, first quality end-of-season transfers from LICENSEE's other stores and, before their closure, from Designs/OLS Partnership stores, and irregulars of apparel and related products manufactured by LICENSOR or by third parties under license from and/or on behalf of LICENSOR (the "PRODUCTS") on exterior signage, interior signage, shopping bags, stationery, receipts and PRODUCT tags, in retail outlets which have been individually pre-approved by LICENSOR as listed in Exhibit E (the "L STORES"), and which are devoted exclusively to the sale of such PRODUCTS as contemplated by Sections 2(c) and 3(b).

                         (b)  LICENSOR grants to LICENSEE, subject to
Section 1(i) of this Agreement, an exclusive, royalty-free license to use Dockers(R) trademarks including the wordmark registered in the United States Patent and Trademark Office having Registration Numbers 1435757, 1485361 and 1591926, respectively, in the form shown in Exhibit A and any other form of such trademarks or other trademarks later specified by LICENSOR and any subsequent registrations thereof (the "D LICENSED MARKS") in combination with "Outlet by Designs" as shown in Exhibit B within the Territory, in connection with the sale of PRODUCTS on exterior signage, interior signage, shopping bags, stationery, receipts and PRODUCT tags in retail outlets which have been individually pre-approved by LICENSOR as listed in Exhibit E (the "D STORES") and which are devoted exclusively to the sale of PRODUCTS as contemplated by Sections 2(c) and 3(b).

                         (c)  In addition to the other rights granted in
this Agreement, with respect to the Acquired Stores only, LICENSEE shall have the right to maintain the use of those of LICENSOR'S marks and logos being used in the Acquired Stores at the time of LICENSEE'S acquisition of the Acquired Stores in the manner, to the extent and for the purposes they were then so used. Unless otherwise specified by LICENSOR in accordance with, and after the date of, this Agreement, such uses shall be deemed to be in compliance with LICENSOR'S trademark use policies, it being understood that LICENSOR and LICENSEE shall cooperate in rectifying, at LICENSOR'S expense, any uses so specified by LICENSOR.

                         (d)  The L STORES and the D STORES are referred to
collectively in this Agreement as the "STORES." The L LICENSED MARKS and the D LICENSED MARKS are referred to collectively in this Agreement as the "LICENSED MARKS." The combination forms of the LICENSED MARKS and mark "OUTLET BY DESIGNS," including those shown in Exhibit B, are collectively referred to as the "COMBINATION MARKS." Although the trademark and name "OUTLET BY DESIGNS" is incorporated into the permitted combination forms, and must appear in any usage of the COMBINATION MARKS by LICENSEE, LICENSOR neither claims nor shall obtain any rights with respect to such trademark and name.

                         (e)  LICENSEE may delete a retail outlet from
Exhibit E by notice to LICENSOR. Except as provided in Section 9: (i) Exhibit E shall be amended to add a retail outlet only by written agreement of the parties and (ii) the licenses described in Sections 1(a) and 1(b) are limited to the STORES operating at the locations set forth in Exhibit E and are not transferable to any other store without LICENSOR'S prior written consent.

                         (f)  This Agreement does not grant LICENSEE any
rights in any other trademarks, trade names or other proprietary rights of LICENSOR. Nothing in this Agreement, however, limits any rights of LICENSEE, including rights granted under such other agreements or licenses as may exist from time to time, to use the LICENSED MARKS standing alone, or other appropriate trademarks of LICENSOR, in the same fashion as permitted for use by other retailers authorized by LICENSOR in conjunction with the promotion of LICENSOR'S products, which use is consistent with LICENSOR'S policies and guidelines.

                         (g)  The combination forms of the LICENSED MARKS
and LICENSEE'S tradename and mark "OUTLET BY DESIGNS" shown in Exhibit B are collectively referred to as the "COMBINATION MARKS." Although the tradename and mark "OUTLET BY DESIGNS" is incorporated in the permitted combination forms, and must appear in any usage of the COMBINATION MARKS by LICENSEE, LICENSOR neither claims nor shall obtain any rights with respect to such terms.

                         (h)  The licenses granted herein constitute both a
right and an obligation to use the COMBINATION MARKS only in the manner specified in conjunction with the sale of the PRODUCTS through the STORES.

                         (i)  LICENSOR reserves the right to use the
LICENSED MARKS with or without the word "Outlet" in connection with retail stores operated by LICENSOR or any wholly-owned affiliate of LICENSOR within the TERRITORY during the term of this Agreement.

                  2. Use of COMBINATION MARKS. LICENSEE shall use the COMBINATION MARKS as follows:

                         (a)  LICENSEE shall prominently display the COMBINATION
MARKS in one of the formats attached hereto as Exhibit B, and only in such format, when referring to the STORES, including on exterior STORE signage, interior STORE signage, stationery, receipts and PRODUCT tags. The COMBINATION MARKS shall be used in conformance with LICENSOR'S written policies and guidelines. In the event that LICENSEE'S lease restrictions or other factors require LICENSEE'S use of the COMBINATION MARKS in this Agreement in a manner at variance with the formats shown on Exhibit B or the license granted in this Agreement, LICENSEE shall obtain LICENSOR'S prior written consent to any such variance. All existing signage in stores operated by LICENSEE and previously approved by LICENSOR under the 1991 Agreement or 1996 Agreement is deemed to conform to LICENSOR'S polices and guidelines as of the date of this Agreement.

                         (b)  Notwithstanding Sections 1 and 2 of this
Agreement, with respect to the Acquired Stores located in Destin, Florida, LICENSEE may operate those stores as, and on exterior signage identify the appropriate Acquired Store as, a "Levi's Outlet" (and not as a "Levi's Outlet by Designs"), and as a "Dockers Outlet" (and not as a "Dockers Outlet by Designs"), for so long as such is required under the lease relating to that Acquired Store. LICENSEE shall in each such STORE use the COMBINATION MARKS on interior
STORE signage, stationery, receipts, shopping bags, PRODUCT tags and other uses as required of it in respect of the other L STORES and D STORES, as appropriate, and otherwise take appropriate actions, including those described in Section 5 of this Agreement and as otherwise reasonably requested by LICENSOR, to make clear LICENSEE'S ownership and operation of the store to consumers, vendors and others who enter, transact with or otherwise interact with that store and its employees, it being understood that LICENSEE may use up existing stocks of such items located at the Acquired Stores at the time of their acquisition. LICENSEE shall use reasonable efforts to obtain a change in the lease restriction as promptly as possible and in any case as part of a lease amendment or renewal process.

                         (c)  LICENSEE shall sell PRODUCTS and no other products
in the STORES. It is understood that, except as provided in Section 9(c), without LICENSOR'S prior written consent, in the STORES identified in Exhibit E under the heading "Dockers Outlet by Designs (1998)," LICENSEE shall sell only PRODUCTS bearing the Dockers(R) and Slates(R) trademarks, and that in the STORES identified in Exhibit E under the heading "Levi's Outlet by Designs (1998)," LICENSEE shall sell only PRODUCTS bearing the Levi's(R) trademarks.

                         (d)  Subject to Section 1(f), LICENSEE shall not
advertise the existence of STORES or their business except that LICENSEE may advertise on billboards designed to promote all retail outlet establishments within the mall in which the STORES are located, which billboards shall be located within five (5) miles of any such mall and shall advertise at least one other brand as well as the COMBINATION MARKS. LICENSEE shall also be permitted to advertise the STORES using flyers and in local newspapers.

                  3.     Exclusivity

                         (a)  Subject to Section 1(i), LICENSOR shall not grant
licenses to third parties to use the LICENSED MARKS to operate stores under the name "Levi's Outlet," "Dockers Outlet," "Levi's Outlet by ____," or "Dockers Outlet by _____," or otherwise to incorporate LICENSED MARKS in store name signage or the store name, in connection with the sale of the PRODUCTS in the TERRITORY, it being understood that LICENSOR sells PRODUCTS to other accounts and that those other accounts are entitled to use the LICENSED MARKS in conjunction with point-of-sale promotion and display of LICENSOR's products at their stores, which use by others and LICENSEE is contemplated by Section 1(f).

                         (b)  The licenses granted under this Agreement require
LICENSEE to operate the STORES exclusively as outlets for the PRODUCTS. LICENSEE is expressly prohibited from using the COMBINATION MARKS (i) in stores which offer products from manufacturers other than or in addition to LICENSOR or LICENSOR's authorized manufacturer and (ii) in stores not devoted exclusively to selling the PRODUCTS. No COMBINATION MARKS may be used hereunder in conjunction with the sale of first quality or in-season goods, except as otherwise permitted under Section 1.

                  4. Modifications of COMBINATION MARKS. LICENSEE understands and agrees that the prior written approval of the LICENSOR is required if LICENSEE proposes to change in any respect the formats shown in Exhibit B or previously approved by LICENSOR, or any materials authorized under
Section 2; LICENSEE agrees not to use any altered version of such signage or materials without LICENSOR'S prior written approval. Any violation of this
Section 4 shall be deemed to constitute a material breach and default of this Agreement, subject to the provisions of Section 9(c).

                  5. Point of Sale Notification. LICENSEE shall prominently display a notice, reasonably satisfactory to LICENSOR, in the interior of each STORE at all points of sale, which clearly and conspicuously: (i) notifies customers about the kinds of PRODUCTS sold (i.e., closeouts, seconds and irregulars manufactured exclusively by or on behalf of LICENSOR); (ii) defines the terms "closeout", "seconds" and "irregulars" so that customers understand the quality of the merchandise offered for sale; and (iii) gives the identity of the company leasing and operating the STORE (i.e., LICENSEE, not LICENSOR) and the fact that LICENSEE, not LICENSOR, assumes all liabilities associated with the PRODUCTS and services offered by the STORE, except for liabilities based on damage or injury caused by the PRODUCTS, taking into account the fact that such PRODUCTS are closeouts, seconds, irregular apparel and related products. The current notices used by LICENSEE (to be updated as reasonably requested by LICENSOR in the future) are attached as Exhibit D. All merchandise offered for sale in the STORES shall be appropriately labeled as closeouts, seconds or irregulars, respectively.

                  6. Other Point of Sale Material. LICENSOR may provide LICENSEE with additional point of sale displays bearing the COMBINATION MARKS. LICENSEE may also display its own point of sale materials bearing the COMBINATION MARKS, provided that such materials conform to LICENSOR'S guidelines for displaying such materials or, if LICENSEE has not been provided with such guidelines, then subject to LICENSOR'S prior written approval and quality control over the display and use of such materials, which approval shall not be unreasonably withheld or delayed.

                  7. Right of Inspection. LICENSOR shall have the right during regular business hours, at its own expense, to inspect any LICENSEE facility where the COMBINATION MARKS are displayed for the purpose of enabling LICENSOR to determine whether LICENSEE is adhering to the requirements of this Agreement.

                  8. Authorized Outlets. The STORES and their related lease expiration dates (assuming exercise of all renewal options) are identified on Exhibit E. Subject to Section 9, upon request by LICENSEE during the term of this Agreement, additional STORES may be approved by LICENSOR on a case-by-case basis in LICENSOR'S sole discretion. Such approval shall be in writing and the additional STORES shall be added to this Agreement only by amending Exhibit E.

                  9.     STORE Upgrades

                         (a)  Between the date of this Agreement and December
31, 2003, LICENSEE will complete a remodel and refurbishment (a "Remodel") of each STORE identified on Exhibit E under the caption "Levi's Outlet by Designs
(1996)" at a time of LICENSEE'S choosing but on a schedule such that twelve of such STORES are remodeled in each of 1999, 2000, 2001 and 2002 and eleven of such STORES are remodeled in 2003. Before the commencement of each such year, LICENSEE shall identify to LICENSOR the STORES to be remodeled in such year. The year in which a STORE is to be so Remodeled is hereinafter referred to as the "Remodel Year" of such STORE.

                         (b)  In lieu of completing a Remodel of any STORE or
any Second Remodel (as defined below) of any STORE, LICENSEE may close such STORE and substitute therefor a new STORE at a different location in the TERRITORY selling the PRODUCTS with a visual appearance substantially similar to the Remodel appearance described in Section 9(c) for the first Remodel or an appropriate Second Remodel as described below. Upon such substitution, such substituted STORE shall be deemed a STORE under this Agreement, and LICENSEE will provide to LICENSOR an appropriately updated version of Exhibit E to this Agreement identifying such substituted STORE with a license term equivalent to the license term of the STORE it replaced as if such STORE had been remodeled. Each such substituted STORE is referred to as a "Substituted STORE."

                         (c)  LICENSEE will ensure that each Remodel and each
Substituted STORE immediately after its substitution will be substantially similar in visual appearance to the interior of the Acquired STORES, it being understood that: (i) LICENSEE may bring new design approaches forward for LICENSOR'S review and approval (not to be unreasonably withheld) and (ii) Remodels and Substituted STORES may not be two separate STORES but may visually segment the Levi's(R), Dockers(R) and Slates(R) brands within each STORE.

                         (d)  The license term for each Remodeled STORE will be
the longer of: (a) ten years from the date either (i) a Remodel is completed or
(ii) the Substituted STORE is completed or (b) a period ending on the date of the original lease expiration date for that STORE as listed on Exhibit E, with the extensions made in accordance with this Agreement. If LICENSEE fails to complete satisfactorily a Remodel (or a completion by substitution of a Substituted STORE) by December 31 of the appropriate Remodel Year, LICENSEE shall have an additional twelve months to complete satisfactorily such Remodel. If such Remodel is not completed by the end of such twelve month period, LICENSOR, at its option on sixty (60) days written notice to LICENSEE, may unilaterally terminate the license for that STORE.

                         (e)  Not later than a date five years after completion
of the first Remodel (the "Notice Date") for a particular Remodeled STORE or the completion of a Substituted STORE, LICENSEE may agree by means of a written notice (the "Second Remodel Notice") to complete a remodel and refurbishment of such STORE (a "Second Remodel") within twelve (12) months after the Notice Date and in that notice propose and describe upgrades and changes reasonably satisfactory to LICENSOR, LICENSOR to so advise LICENSEE within 30 days of receipt of the notice. If LICENSEE fails to complete satisfactorily a Second Remodel (including a completion by substitution of a Substituted STORE) twelve
(12) months after its delivery of the Second Remodel Notice, LICENSEE shall have an additional twelve months to complete satisfactorily such Second Remodel. If such Second Remodel is not completed by the end of such twelve month period, then LICENSOR, at its option on sixty (60) days written notice to LICENSEE, may unilaterally terminate the license for that STORE.

                  10.    Term and Termination

                         (a)  The term of this Agreement shall commence upon
execution by both parties and shall expire on the later to occur of (i) September 30, 2004 or (ii) the earliest date on which licenses for all the STORES have expired ("the EXPIRATION DATE") provided that the license for any STORE (i) shall be for a period co-terminous with the lease term (including options) set forth in Exhibit E, unless otherwise expressly stated in Exhibit E, and shall terminate upon expiration of such lease term, and (ii) shall be extended should LICENSEE complete a Remodel or a Second Remodel as contemplated by Section 9. If either party wishes to renew this Agreement then such party shall give notice to the other party not less than 180 (one hundred eighty) days before the EXPIRATION DATE and the parties shall meet within 90 (ninety) days after the date of that notice to discuss renewal. Nothing in this Agreement shall oblige either party to renew this Agreement on any terms.

                         (b)  If at any time LICENSOR or LICENSEE shall: (i)
become bankrupt; (ii) take advantage of any state or federal insolvency law;
(iii) liquidate its business; (iv) cease to function as a going concern; (v) fail to pay its debts as they come due; or (vi) make any assignment for the benefit of creditors, the other party, as the case may be, shall have the right to terminate this Agreement forthwith.

                         (c)  If either party shall cause or permit any
material breach or default of this Agreement, the other party shall have the right to terminate this Agreement by written notice to the party causing or permitting the breach or default, and the termination shall be effective one hundred and twenty (120) days after the giving of such notice, unless prior thereto the party receiving such notice cures such breach or default. The rights and remedies provided in this Section 10 shall not be exhaustive and are in addition to any other rights and remedies provided by law.

                         (d)  Except with respect to a failure to Remodel or
Second Remodel, the consequences of which failure are provided for in Sections 9(d) and 9(e), respectively, any material breach or default committed by LICENSEE with respect to any STORE shall be deemed a material breach or default giving rise to LICENSOR'S right to terminate the Agreement with respect to all STORES, subject to the opportunity to cure such breach under Section 10(c).

                         (e)  Upon termination of this Agreement for any reason,
LICENSEE shall immediately cease and thereafter refrain from all use of the LICENSED MARKS and shall remove or dispose of all STORE signage and other materials utilizing the LICENSED MARKS.

                         (f)  Upon termination of the licenses granted under
this Agreement with respect to any STORE, LICENSEE shall cease and thereafter refrain from using the LICENSED MARKS with respect to such STORE and shall remove or dispose of all retail outlet store signage for such STORE utilizing the LICENSED MARKS.

                  11. Fictitious Names. If LICENSEE is required to file a statement of fictitious name in a state where it is using the COMBINATION MARKS on signage on its STORES, LICENSEE shall promptly so inform LICENSOR in writing.

                  12.    LICENSEE'S Representations and Warranties

                         (a)  LICENSEE will affirmatively and conspicuously
display in all its STORES the representation that LICENSEE, not LICENSOR, owns and operates the STORES and that the relationship between LICENSOR and LICENSEE is that of a manufacturer and an independent retailer of the PRODUCTS.

                         (b)  LICENSEE represents and warrants that its
promotion and sale of the PRODUCTS in the STORES and its performance of this Agreement will be in full compliance with fair business practices and all applicable laws and regulations of the TERRITORY and the United States.

                  13.    LICENSEE'S Indemnification

                         (a)  LICENSEE agrees to defend, indemnify and hold
LICENSOR harmless against any damages, liabilities and expenses LICENSOR may suffer, including reasonable attorneys' fees and costs of suit, arising from any breach of any agreement, representation or warranty given herein or from LICENSEE'S business activities, including, without limitation, from claims based on personal injury and property damage occurring within or around the STORES and unauthorized activities with regard to LICENSEE'S use of the COMBINATION MARKS. The foregoing notwithstanding, LICENSEE'S indemnification does not extend to liabilities based upon the quality, safety or other properties of the PRODUCTS, taking into account the fact that such PRODUCTS are closeouts, seconds, irregular apparel and related products, or upon a claim of trademark infringement where such infringement arises out of LICENSEE'S use of the COMBINATION MARKS or LICENSED MARKS as permitted under this Agreement.

                         (b)  LICENSEE'S obligation to indemnify shall not be
effective unless LICENSOR gives LICENSEE prompt notice of any claim which might trigger such obligation and affords LICENSEE the opportunity to assume the defense thereof. LICENSEE'S obligation to indemnify shall not be effective in the event that LICENSOR settles such claim without first obtaining LICENSEE'S consent thereto.

                  14.    LICENSOR'S Representations and Warranties

                         (a)  LICENSOR represents and warrants: (i) subject only
to Section 1(g) and to other license agreements with third parties, that it owns all right, title and interest in and to the LICENSED MARKS and (ii) that it has the full power and authority to grant LICENSEE the rights and licenses granted under this Agreement.

                         (b)  LICENSOR represents and warrants that its
performance of this Agreement will be in full compliance with all applicable laws and regulations of the TERRITORY and the United States.

                  15.    LICENSOR'S Indemnification

                         (a)  LICENSOR agrees to defend, indemnify and hold
LICENSEE harmless against any damages, liabilities and expenses LICENSEE may suffer, including reasonable attorneys' fees and costs of suit, arising from a claim that the LICENSED MARKS used apart from or incorporated in the COMBINATION MARKS infringe the trademark rights of a third party within the TERRITORY, except to the extent such claim results directly or indirectly, in whole or in part, from some unauthorized action or activity by LICENSEE with respect to the LICENSED MARKS that is not authorized by LICENSOR.

                         (b)  LICENSOR'S obligation to indemnify shall not be
effective unless LICENSEE gives LICENSOR prompt notice of any claim which might trigger such obligation and affords LICENSOR the opportunity to assume the defense thereof. LICENSOR'S obligation to indemnify shall not be effective in the event that LICENSEE settles such claim without first obtaining LICENSOR'S consent thereto.

                  16. Rights in LICENSED MARKS. LICENSEE recognizes that there is great value to LICENSOR in the LICENSED MARKS and the goodwill associated therewith. LICENSEE agrees that nothing contained in this Agreement or in any prior agreement or in any prior conduct of LICENSOR or LICENSEE gives LICENSEE any interest or property rights in the LICENSED MARKS or in any other mark or trade name of LICENSOR except the right to use the LICENSED MARKS as specifically set forth in this Agreement or such a prior agreement during the term thereof. LICENSEE agrees that all uses by LICENSEE of the LICENSED MARKS shall inure to the benefit of LICENSOR. Except for the rights expressly granted in this Agreement, LICENSEE agrees that it will not, during the term of this Agreement or thereafter, directly or indirectly, assert any interest in, right of use or other rights in the LICENSED MARKS or in any other mark or in any trade name of LICENSOR. LICENSEE agrees to assist LICENSOR in all reasonable respects requested by LICENSOR, and at LICENSOR'S expense, in the establishment, renewal, protection and enforcement of LICENSOR'S rights in the LICENSED MARKS. LICENSOR acknowledges that all rights to trademarks "Designs," "Outlet by Designs" and "BTC" are the property of LICENSEE and agrees not to adopt or attempt to register those marks or any trademark confusingly similar thereto.

                  17.    Terms Governing Purchase and Transfer of Merchandise

                         (a)  PRODUCTS may be purchased directly from LICENSOR
or from stores owned by third parties who are approved by LICENSOR on a case-by-case basis, which approval shall not be unreasonably withheld or delayed. Terms of such purchases from LICENSOR shall be negotiated separately and in writing by LICENSEE and LICENSOR.

                         (b)  LICENSEE acknowledges that its access to PRODUCTS
for STORES shall be strictly on an "as available" basis; to the extent PRODUCTS are made available to those companies operating outlet stores under a trademark license from LICENSOR ("Outlet Operators"), then, from the date of this Agreement until September 30, 2004, LICENSOR will, for those PRODUCTS, allocate those PRODUCTS to those Outlet Operators on the basis of the number of outlet stores ("doors") operated by such Outlet Operators that carry the relevant LICENSOR brand at that time. Nothing in this Agreement or any other agreement between LICENSOR and LICENSEE shall be deemed to constitute a guarantee of PRODUCT availability.

                         (c)  LICENSEE warrants that it will dispose of its own
closeouts of LICENSOR'S products by transferring them from its first quality stores or any other retail store in which LICENSEE has a controlling interest or is a joint venturer to its STORES licensed under this Agreement.

                  18. Injunctive Relief. Any breach by LICENSEE of this Agreement which involves LICENSEE'S misuse of the LICENSED MARKS or any other of LICENSEE's trademarks would result in irreparable injury to LICENSOR and therefore, in addition to all other remedies provided at law or in equity, including, without limitation, remedies provided under The Uniform Trade Secret Act, California Civil Code Sections 3426 et. seq., LICENSOR shall be entitled to seek a temporary restraining order and a permanent injunction to prevent the continuance of such breach. No notice shall be required in order to obtain such injunctive relief. In the event that LICENSOR seeks an injunction hereunder, LICENSEE hereby waives any requirement that LICENSOR post a bond or any other security. LICENSEE shall likewise be entitled to seek a temporary restraining order and a permanent injunction in accordance with all the provisions of this
Section 18, if LICENSOR misuses LICENSEE'S trademarks "Designs," "Outlet by Designs" or "BTC."

                  19. No Assignment or Sublicense. LICENSEE may not assign, sublicense or otherwise transfer any of its rights or obligations hereunder absent the prior written approval of LICENSOR. For purpose of this Section 19, an assignment, sublicense or other transfer shall include: (i) any direct or indirect assignment, sublicense or other transfer, in whole or in part, of any of LICENSEE'S rights or obligations under this Agreement; (ii) any direct or indirect transfer of any of the assets with which the COMBINATION MARKS are being used (including the STORES or their leases but excluding disposal of obsolete signage and displays in the ordinary course of business); (iii) any direct or indirect transfer of control of LICENSEE; or (iv) any transfer of any interest, direct or indirect, in LICENSEE or its assets, to a competitor of LICENSOR (provided that the ordinary purchase of LICENSEE'S shares in a publicly-traded market for such shares, if any, shall not constitute a sale to a competitor for purposes of this Section 19(iv)). Any attempt to assign, sublicense or otherwise transfer any of LICENSEE'S rights or obligations without the prior written consent of LICENSOR shall be void and shall be deemed to be a material breach of this Agreement.

                  20. Notices. All demands and requests required or permitted by this Agreement shall be given in writing and delivered by U.S. mail or overnight courier, postage prepaid, or by facsimile transmission. All such notices shall be deemed effective upon deposit in the U.S. mail, upon delivery to an overnight courier, or upon confirmation of fax transmission. All such notices shall be addressed as follows:

                  if to LICENSOR:

                           Levi Strauss & Co.
                           Levi's Plaza
                           1155 Battery Street
                           San Francisco, California 94111
                           Attention: Vice President, Customer Relations with a copy to:

                           General Counsel/Outlets
                           1155 Battery Street
                           San Francisco, California 94111

                  if to LICENSEE:

                           Executive Vice President and General Counsel
                           DESIGNS, INC.
                           66 B Street
                           Needham, Massachusetts, 02494

                  with a copy to:

                           President
                           DESIGNS, INC.
                           66 B Street
                           Needham, Massachusetts, 02494


                  21. No Agency. Nothing in this Agreement shall be construed so as to constitute either party the agent, partner or joint venturer of or with the other for any purpose whatsoever. Neither party shall have the right or authority to pledge the credit of or to represent itself as agent of or as authorized to assume or create any obligation of any kind, expressed or implied on behalf of the other party in any respect whatsoever. At all times, LICENSEE shall maintain such notices and make other arrangements in its STORES as may be reasonably necessary to enable its customers to understand that the STORES are owned and operated by LICENSEE, not LICENSOR.

                  22. Governing Law; Jurisdiction. The validity, construction, performance, enforcement, termination and effect of this Agreement shall be governed by and construed under and in accordance with the laws of the State of California applicable to agreements made and to be wholly performed in that state. The parties irrevocably consent to the non-exclusive jurisdiction of the state courts of California and of any federal courts located in the Northern District of California and in Massachusetts, in connection with any action or proceeding respecting this Agreement or the rights and obligations set forth in this Agreement.

                  23. Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with applicable law, such part or provision shall be severed from this Agreement in such jurisdiction to the extent necessary to make this Agreement enforceable and the validity of the remaining parts or provisions shall remain in full force and effect. In addition, in such event the parties shall discuss such changes as may be necessary to preserve the original intent of this Agreement and, if the parties cannot agree on changes within 30 days, then either party shall have the option to terminate this Agreement by notice to the other.

                  24. Entire Agreement. This Agreement constitutes the sole and entire understanding between the parties relating to the use of the COMBINATION MARKS and it replaces any prior agreement, whether written, oral, express, implied or derived from conduct between the parties relating thereto, including without limitation the 1996 Agreement and the letter, dated September 30, 1998, relating to STORE refurbishment.

                  25. Amendment of Agreement. This Agreement may not be amended, altered or modified except in writing signed by both LICENSEE and LICENSOR.

                  26. Binding Effect. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

                  27. Waiver. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise or the exercise of any other right or remedy granted here or by law.

                  28. Survival. The terms of Sections 10(e), 10(f), 13(a), 13(b), 15(a), 16, 18, 20, 21, 22, 23, 24 and 25 shall survive the termination of this Agreement and shall continue to bind the parties thereafter.

                  IN WITNESS WHEREOF, the parties have executed this Agreement by their respective officers hereunto duly authorized as of the day and year first above written.

LEVI STRAUSS & CO.                             DESIGNS, INC.


By: /s/ Albert F. Moreno                       By:  /s/ Joel H. Reichman
        Albert F. Moreno                                Joel H. Reichman
        Senior Vice President                           President and
                                                        Chief Executive Officer